                                                                  CONFORMED COPY
                                                                  --------------


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                           ENGINE SECURITY AGREEMENT


                         Dated as of December 30, 1999


                                    Between


                         MIDWAY AIRLINES CORPORATION,
                                  as Borrower


                                      and


                          FLEET CAPITAL CORPORATION,
                                   as Lender


                                  relating to


           TWO (2) GENERAL ELECTRIC MODEL CF34-3B1 AIRCRAFT ENGINES

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE 1. INTERPRETATION..................................................    1
     Section 1.01 Definitions..............................................    1
     Section 1.02 References...............................................    1
     Section 1.03 Headings.................................................    1

ARTICLE 2. SECURITY INTEREST...............................................    1
     Section 2.01 Security Interest........................................    1

ARTICLE 3. INVESTMENT OF SECURITY FUNDS....................................    3
     Section 3.01 Investment of Security Funds.............................    3

ARTICLE 4. COVENANTS.......................................................    3
     Section 4.01 Possession; Operation and Use; Maintenance; Title........    3
          (a)     General..................................................    3
          (b)     Possession...............................................    3
          (c)     Operation and Use........................................    6
          (d)     Maintenance..............................................    7
     Section 4.02 Inspection...............................................    8
     Section 4.03 Replacement and Pooling of Parts; Alterations,
                  Modification and Additions; Event of Loss................    8
          (a)     Replacement of Parts.....................................    8
          (b)     Title to Parts...........................................    9
          (c)     Pooling of Parts Leasing.................................    9
          (d)     Alterations, Modifications and Additions.................    9
          (e)     Event of Loss with Respect to an Engine..................   10
     Section 4.04 Requisition for Use......................................   12
     Section 4.05 Insurance................................................   13
          (a)     Public Liability and Property Damage Insurance...........   13
          (b)     Insurance Against Loss or Damage to the Engines..........   14
          (c)     Additional Insureds; Loss Payment........................   14
          (d)     Deductibles and Self-Insurance...........................   14
          (e)     Application of Insurance Proceeds........................   15
          (f)     Insurance for Own Account................................   15
          (g)     Reports, etc.............................................   16
          (h)     Right to Pay Premiums....................................   16
          (i)     Certain Payments Held as Security........................   16
     Section 4.06 Liens....................................................   17
     Section 4.07 Recordation and Further Assurances.......................   17
          (a)     Recordation of this Agreement............................   17
          (b)     Further Assurances.......................................   17
          (c)     Engine Warranty..........................................   18

ARTICLE 5. EVENTS OF DEFAULT; REMEDIES.....................................   18
     Section 5.01 Events of Default........................................   18
     Section 5.02 Remedies.................................................   18
     Section 5.03 Application of Proceeds..................................   20
     Section 5.04 Lender May Purchase......................................   20

ARTICLE 6. MISCELLANEOUS...................................................   21
     Section 6.01 Notices..................................................   21
     Section 6.02 Waiver...................................................   21
     Section 6.03 Amendments...............................................   21
     Section 6.04 Successors and Assigns...................................   21
     Section 6.05 Survival of Representations, Warranties and Covenants....   21
     Section 6.06 Severability.............................................   21
     Section 6.07 Counterparts.............................................   21
     Section 6.08 Setoff...................................................   22
     Section 6.09 GOVERNING LAW............................................   22


Schedule I     Description of Engines
Appendix A     Definitions
Exhibit A      Security Agreement Supplement
Exhibit B      List of Countries                                          .

                           ENGINE SECURITY AGREEMENT
                           -------------------------

          This ENGINE SECURITY AGREEMENT, dated as of December 30, 1999 (this "Agreement"), is between MIDWAY AIRLINES CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Borrower") and FLEET CAPITAL CORPORATION, a Rhode Island corporation (together with its successors and permitted assigns, the "Lender").

          WHEREAS, the Lender has agreed to make the Loan to the Borrower under the Loan Agreement dated as of December 30, 1999 (the "Loan Agreement") between the Borrower and the Lender, upon and subject to the terms and conditions therein contained;

          WHEREAS, it is a condition precedent to the Lender's obligations to the Borrower under the Loan Agreement to make the Loan that the Borrower executes and delivers this Agreement.

          NOW, THEREFORE, the parties hereto hereby agree as follows:


                                  ARTICLE 1.
                                INTERPRETATION

          Section 1.01   Definitions.  Capitalized terms used herein and defined
                         -----------
in Appendix A shall, except as such definitions may be specifically modified in the body of this Agreement for the purposes of a particular section, paragraph
or clause, have the meanings given such terms in Appendix A.   Unless the
context otherwise requires, (i) all definitions of documents shall refer to such documents as they may now or later be amended or supplemented, and (ii) all definitions of parties shall be deemed to include the successors and permitted assigns of such parties.

          Section 1.02   References.  References in this Agreement to sections,
                         ----------
paragraphs, clauses, appendices, schedules and exhibits are to sections, paragraphs, clauses, appendices, schedules and exhibits in and to this Agreement unless otherwise specified.

          Section 1.03   Headings.  The captions and headings of the various
                         --------
sections, paragraphs and clauses of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.


                                  ARTICLE 2.
                               SECURITY INTEREST

          Section 2.01   Security Interest.  As security for the payment and
                         -----------------
performance of the Obligations (whether as scheduled, upon acceleration or otherwise, including, without limitation, all indebtedness, liabilities, fees, indemnities and obligations of Borrower to Lender arising under or relating to the Operative Agreements, including, but not limited to, repayment of the principal of the Loan and payment of interest thereon, and of all costs of collection and enforcement of the Obligations, the Borrower hereby mortgages, pledges and assigns to the Lender, and hereby creates in and grants to the Lender a continuing security interest in, but none of its obligations or liabilities respecting, all of the Borrower's right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the "Collateral"):

          (a) the aircraft engines listed on Schedule I hereto or as otherwise identified in any Security Agreement Supplement hereto (each hereinafter referred to, so long as the same shall not have been released from the Lien of this Security Agreement pursuant to the terms hereof, as an "Engine", and
                                                             ------
collectively, the "Engines"), which terms shall also include any Replacement
                   -------
Engine which becomes subject to the Lien of this Security Agreement pursuant to the terms hereof from and after the time such Replacement Engine becomes subject to such Lien, unless and until thereafter released from such Lien pursuant to the terms hereof; together, with all appliances, equipment and accessories thereto, by whomsoever manufactured, in which the Borrower now has or in the future acquires rights, and installed in or appurtenant to said Engines.

          (b) subject to Section 4.07(c), the Engine Warranty to the extent the same relates to the continuing rights of the Borrower in respect of any warranty, express or implied, as to title, materials, workmanship, design or patent infringement with respect to the Engines and to any service life policy, engine performance guarantee and indemnity provisions with respect to the Engines together with all rights, powers, privileges, options and other benefits of the Borrower thereunder with respect to the Engines; reserving to the
                                                        ----------------
Borrower, however, (i) all of the Borrower's rights and interests in and to the
-----------------
Engine Warranty as and to the extent that the same relate to engines other than the Engines, (ii) so long as the Engine Manufacturer shall not have received notice that the Lender has declared the Loan Agreement to be in default and has commenced the exercise of remedies thereunder, the right to demand, accept and retain all rights in and to all property, data and services which the Engine Manufacturer is obligated to provide or does provide pursuant to the Engine Warranty, as the case may be, and the right to take all other actions and enjoy all other benefits of the "Airline" or the "Operator" thereunder and (iii) all of the Borrower's rights under any and all letter agreements, "concessions" and or "special guarantees" (as defined in the General Terms Agreement), including without limitation, those found in Exhibit D of the General Terms Agreement;

          (c) all substitutions, replacements and renewals of all property covered by the Lien hereof and all property which shall hereafter become physically attached or incorporated in all property covered by the Lien hereof, in each case to the extent the Borrower now has or in the future acquires rights in the same; and

          (d) insurance proceeds to the extend the Borrower is a loss payee with respect to such proceeds pursuant to Section 4.05(c) hereof.

          TO HAVE AND TO HOLD all and singular of the aforesaid property unto the Lender, and its successors and assigns, as security as aforesaid.

          IT IS HEREBY COVENANTED AND DECLARED by and between the parties hereto and their respective successors and assigns that the terms upon which the Collateral shall be held, used and operated are as set forth in the following provisions of this Agreement.


                                  ARTICLE 3.
                         INVESTMENT OF SECURITY FUNDS

          Section 3.01   Investment of Security Funds. Any insurance proceeds
                         ----------------------------
and other payments in respect of an Event of Loss paid to or retained by the Lender which are required to be paid to the Borrower or applied for the benefit of the Borrower, but which the Lender is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of an Event of Default), shall, until paid to the Borrower or applied as provided herein, be held by the Lender in a segregated account and invested by the Lender from time to time at the direction, risk and expense of the Borrower in Permitted Investments. There shall be promptly remitted to the Borrower any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Specified Default shall have occurred and be continuing, in which case such gains shall be held or applied in accordance with the preceding sentence. The Borrower will promptly pay to the Lender, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment). Any other monies paid to or retained by the Lender which are required to be paid to the Borrower or applied for the benefit of the Borrower, but which the Lender is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of an Event of Default), may, until paid to the Borrower or applied as provided herein, be held by the Lender in the manner of its discretion and the Lender shall have no obligation to hold such monies in a separate account and may commingle such monies with its general or other funds.


                                  ARTICLE 4.
                                  COVENANTS

           Section 4.01  Possession; Operation and Use; Maintenance; Title.
                         -------------------------------------------------

                    (a)  General. Except as otherwise expressly provided herein,
                         -------
the Borrower (and any Permitted Lessee) shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Engines in any lawful manner or place in accordance with the Borrower's (or such Permitted Lessee's) business judgment.

                    (b)   Possession. The Borrower shall not lease, or otherwise
                          ----------
in any manner deliver, relinquish or transfer possession of any Engine to any Person or install any Engine, or permit any Engine to be installed, on any airframe without the prior consent of the Lender, provided, however, that so
                                                  --------  -------
long as (A) only in the case of clause (x) below, no Event of Default shall have occurred and be continuing, and (B) all approvals, consents or authorizations required from the Aeronautical Authority in connection with any such lease or such delivery, transfer or relinquishment of possession have been obtained and remain in full force and effect, the Borrower (or, except in the case of clause
(x) below, any Permitted Lessee) may, without the prior consent of the Lender:

                    (i) enter into a charter or wet lease or other similar arrangement under which the Borrower (or such Permitted Lessee) has operational control of an airframe and the Engine installed thereon in the course of the Borrower's business (which shall not be considered a transfer of possession hereunder), provided that the Borrower's obligations hereunder and under the other Operative Agreements shall continue in full force and effect notwithstanding any such charter or wet lease or other similar arrangement;

                    (ii) deliver possession of an Engine to the manufacturer thereof or to any organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms hereof;

                    (iii) subject an Engine to interchange or pooling agreements or arrangements which are applicable to other similar property owned by or leased to the Borrower (or such Permitted Lessee) and are entered into by the Borrower (or such Permitted Lessee) in the course of its airline business with any air carrier, provided, that (A) no such agreement or arrangement shall under
                 --------
any circumstances result in, contemplate or require the transfer of title to any Engine and (B) if the Borrower's title to any Engine shall nevertheless be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Borrower shall comply with Section 4.03(e) hereof in respect thereof;

                    (iv) install an Engine on an airframe owned by the Borrower (or such Permitted Lessee) free and clear of all Liens except (A) Permitted Liens, (B) those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, and (C) those created by the rights of other air carriers under interchange or pooling agreements or other arrangements customary in the airline industry which do not contemplate, permit or require the transfer of title to such airframe or engines installed thereon;

                    (v) install an Engine on an airframe leased to the Borrower (or such Permitted Lessee) or purchased by the Borrower (or such Permitted Lessee) subject to a conditional sale or other security agreement, but only if such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by Section 4.01(b)(iv);

                    (vi) install an Engine on an airframe owned by the Borrower (or such Permitted Lessee), leased by the Borrower (or such Permitted Lessee) or purchased by the Borrower (or such Permitted Lessee) subject to a conditional sale or other security agreement under circumstances where neither clause (iv) nor clause (v) above is applicable, provided that any such
                                                --------
installation (so long as the same shall be continuing) shall be deemed an Event of Loss with respect t o such Engine and the Borrower shall comply with Section 4.03(e) hereof;

                    (vii) transfer possession of an Engine while installed on an aircraft which is subject to the CRAF Program (as defined below) to the United States of America or any instrumentality thereof pursuant to the Civil Reserve Air Fleet Program (as established and administered pursuant to Executive Order 11490, as amended, as superseded by United States Executive Order No. 12656) or any similar or substitute program ("CRAF Program"), in which event Borrower (or such Permitted Lessee) shall promptly notify Lender in writing of any such transfer of possession and, in the case of any transfer pursuant to the CRAF Program, in such notification shall identify by name, address and telephone numbers the Contracting Office Representatives of the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under the CRAF Program;

                    (viii) transfer possession of an Engine to the United States of America, or to a foreign government, when required by Applicable Law (it being understood that nothing in this clause (viii) shall relieve the Borrower from its obligations under Section 4.03(e) if such transfer becomes an Event of
Loss), in which event Borrower shall promptly notify Lender in writing of any such transfer of possession;

                    (ix) transfer possession of an Engine to the United States of America or any instrumentality or agency thereof pursuant to a lease, contract or other instrument;

                    (x) subject to the provisions of this Section 4.01(b), enter into a lease with respect to any Engine to any Permitted Lessee if (A) Borrower shall provide written notice to Lender at least 10 days prior to entering into any such lease, (B) in any such case, the lessee under such lease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such lease is entered into, (C) in the event that the lessee under such lease is a foreign air carrier or Person based in a country other than the United States, the United States maintains normal diplomatic relations with the country in which such proposed lessee is principally based at the time such lease is entered into and (D) in the event that the lessee under such lease is a foreign air carrier or Person based in a country other than the United States, prior to the effectiveness of such lease Lender shall have received an opinion of counsel to Borrower (reasonably acceptable to Lender) to the effect that (I) the terms of the proposed lease will be legal, valid, binding and (subject to customary exceptions) enforceable against the proposed lessee in the country in which the proposed lessee is principally based, (II) there exist no possessory rights in favor of the lessee under such lease under the laws of such lessee's country of domicile that would, upon bankruptcy or insolvency of or other default by the Borrower and assuming that at such time such lessee is not insolvent or bankrupt, prevent or unreasonably delay the return or repossession of the Engines in accordance with and when permitted by the terms of Section 5.02(a) upon the exercise by Lender of its remedies under Section 5.02(a), (III) the laws of such lessee's country of domicile would give recognition to Borrower's title to such Engine, (IV) all filings, if any, required to be made in such jurisdiction in connection with the execution of such lease in order to protect the interest of Lender in such Engine have been made, (V) it is not necessary for the Lender to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result of the proposed lease, and (VI) there is no tort liability for owners not in possession of aircraft in such country more onerous than under the laws of the United States or any state thereof (it being agreed that in the event such opinion cannot be given in a form reasonably satisfactory to the Lender, such opinion will be waived if insurance reasonably satisfactory to the Lender is provided to cover the risk of such tort liability);

provided that (1) the rights of any transferee who receives possession by reason
--------
of a transfer permitted by this Section 4.01(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms hereof; (2) no pooling agreement, sublease or other relinquishment of possession of any Engine shall discharge or diminish any of Borrower's obligations to Lender hereunder or under any other Operative Agreements or constitute a waiver of Lender's rights or remedies thereunder, and the Borrower shall remain primarily liable hereunder for the performance of all the terms and conditions of this Agreement and all of the terms and conditions of this Agreement and the other applicable Operative Agreements shall remain in effect;
(3) the Borrower shall provide evidence reasonably satisfactory to Lender that the insurance required by Section 4.05 remains in effect; (4) all necessary documents shall have been duly filed or recorded in applicable public offices as may be required to preserve the first priority security interest of Lender in the Engines; and (5) Borrower shall reimburse Lender, on an After Tax Basis, for all of their reasonable out-of-pocket expenses (including fees and disbursements of counsel) in connection with any such lease or transfer.

          In the case of any lease permitted under this Section 4.01(b), (i) the Borrower will include in such lease appropriate provisions which (a) make such lease expressly subject and subordinate to all of the terms of this Agreement, including the rights of the Lender to avoid such lease in the exercise of its rights to repossession of the Engines hereunder and thereunder; and (b) expressly prohibit any further subleasing of the Engines. Except as otherwise provided herein and without in any way relieving the Borrower from its primary obligation for the performance of its obligations under this Agreement, the Borrower may in its sole discretion permit a Permitted Lessee to exercise any or all rights which the Borrower would be entitled to exercise under this Agreement, and may cause a Permitted Lessee to perform any or all of the Borrower's obligations under this Agreement, and the Lender agrees that full performance by a Permitted Lessee of the obligations of the Borrower hereunder shall constitute performance by the Borrower.

          (c) Operation and Use.  The Borrower shall not operate, use or locate
              -----------------
any Engine, or suffer any Engine to be operated, used or located (i) in any area excluded from coverage by any insurance required by the terms of Section 4.05 hereof, except in the case of a requisition by the

United States of America where the Borrower obtains (and provides evidence of) indemnity from the Government for the benefit of the Additional Insureds against substantially the same risks and for at least the amounts of the insurance required by Section 4.05 hereof covering such area, or (ii) outside the United States or Canada in any recognized or, in the Borrower's reasonable judgment, threatened area of hostilities unless covered by war risk insurance, or in either case (x) unless such Engine is operated or used under contract with the Government under which contract the Government assumes liability for substantially the same risks in at least the same amounts as would be covered by such insurance, or (y) except to the extent attributable primarily to causes beyond the reasonable control of the Borrower or any Permitted Lessee or primarily to circumstances involving an isolated occurrence or series of events not in the ordinary course of the regular operations of the Borrower or any Permitted Lessee, and the Borrower or Permitted Lessee is diligently trying to rectify the situation. The Borrower shall not permit any Engine to be used or operated in violation of any Applicable Law or in violation of any certificate, license or registration relating to such Engines issued by any competent governmental authority, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a non-de minimis danger of the sale, forfeiture or loss of such Engine or the first priority Lien of this Agreement, any risk of criminal liability or any material risk of civil liability against Lender, (ii) it is not possible for the Borrower (or a Permitted Lessee) to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the aircraft (on which such Engine is installed) is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the aircraft (on which such Engine is installed) is then registered), or (iii) it is for minor, unanticipated, or non-recurring violations that the Borrower is diligently trying to rectify which do not render such Engine liable to any risk of condemnation, destruction, seizure or confiscation by any authority.

          (d) Maintenance.  The Borrower, at its own cost and expense, shall
              -----------
service, repair, maintain, overhaul and test each Engine or cause the same to be done in accordance with (1)(i) a maintenance program approved by the Aeronautical Authority and (ii) maintenance standards required by, or no less stringent than those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, The Netherlands or the United Kingdom, and shall keep or cause to be kept each Engine in such operating condition as may be necessary to enable the applicable certificate, license and registration relating to such Engine to be maintained in good standing at all times under the applicable rules and regulations of the Aeronautical Authority, except when the applicable certificate, license or registration relating to engines of the same type as such Engines has been withdrawn by the Aeronautical Authority, provided, however, that in the event of such withdrawal, subject to
           --------  -------
Section 4.05 hereof, so long as the Borrower (or a Permitted Lessee) is taking or causing to be taken all necessary action to promptly correct the condition which caused such withdrawal, no Event of Default shall arise from such withdrawal and (2) except during periods when a Permitted Lease is in effect, the same standards Borrower uses with respect to similar engines of similar powers in its fleet and operated (whether owned or leased) by Borrower in similar circumstances and during any period in which a Permitted Lease is in effect, the same standards the Permitted Lessee uses with respect to similar engines of similar powers in its fleet and operated (whether owned or leased) by the Permitted Lessee in similar circumstances. Nothing herein shall be deemed to prevent the Borrower (or a Permitted Lessee) from taking such Engine out of service for maintenance or modifications permitted hereunder or storage in accordance with applicable Aeronautical Authority requirements and sound practice for such storage. The Borrower shall maintain or cause to be maintained all records, logs and other documents required by the Aeronautical Authority to be maintained in respect of such Engine in English. Borrower further agrees that the Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with Applicable Law with respect to the maintenance of the Engines and compliance with each applicable certificate, license and registration relating to any Engine issued by the Aeronautical Authority.

           Section 4.02  Inspection.
                         ----------

           (a) At all reasonable times, but upon at least 5 Business Days' prior notice to the Borrower (unless an Event of Default shall have occurred and be continuing, in which event no prior notice of any kind is required) and at a time and place reasonably acceptable to the Borrower, the Lender or its authorized representatives (which may include the Engine Manufacturer) may at its own expense and risk conduct a visual walk-around inspection of any Engine and may inspect the books and records of the Borrower relating to the operation and maintenance thereof and the Borrower shall provide copies of such books and records to the Lender or its authorized representatives at its reasonable request; provided that (a) any such inspection shall be subject to the safety,
         --------
security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (b) in the case of an inspection during a maintenance visit, such inspection shall not interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of any Engine or with the normal conduct of the Borrower's or a Permitted Lessee's business, and (c) the Borrower shall not be required to undertake or incur any additional liabilities in connection with any such inspection. All information obtained in connection with any such inspection shall be held confidential by the Lender and shall not be furnished or disclosed by it to anyone other than its bank examiners, auditors, accountants, agents and legal counsel and any Person with whom the Lender is in good faith conducting negotiations relating to the possible transfer and sale of the Loan, if such Person shall have entered into an agreement similar to that contained in this
Section 4.02 whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may be necessary to enforce the terms of this Agreement. The Lender shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

           (b) If requested by Lender, Borrower shall provide, or shall cause any Permitted Lessee to provide, with respect to any Engine, the date (if then scheduled) upon which the next scheduled off the airframe maintenance, and shall advise Lender of the name and location (if then known) of the relevant maintenance performer.

           Section 4.03  Replacement and Pooling of Parts; Alterations,
                         ----------------------------------------------
Modification and Additions; Event of Loss.
-----------------------------------------

           (a) Replacement of Parts.  Except as otherwise provided in the
               --------------------
proviso to the third sentence of Section 4.03(d) or if an Engine to which a Part relates has suffered an Event of Loss, the Borrower, at its own cost and expense, will promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Borrower (or a Permitted Lessee), at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the
                                                             --------
Borrower (or such Permitted Lessee), at its own cost and expense, shall, except as otherwise provided in the proviso to the third sentence of Section 4.03(d), replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in Section 4.03(c) hereof. All replacement Parts shall be free and clear of all Liens except for pooling arrangements to the extent permitted by Section 4.03(c) and Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

           (b) Title to Parts.  Except as otherwise provided in the proviso to
               --------------
the third sentence of Section 4.03(d), all Parts at any time removed from any Engine shall remain subject to the Lien of this Agreement, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Engine and that meet the requirements for replacement Parts specified in Section 4.03(a). Immediately upon any replacement Part becoming incorporated or installed in or attached to an Engine as provided in Section 4.03(a), without further act, (i) title to the replaced Part shall thereupon be free and clear of all rights of the Lender and shall no longer be deemed a Part hereunder; (ii) title to such replacement Part shall thereupon become subject to the Lien of this Agreement and be deemed part of such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Engine.

           (c) Pooling of Parts Leasing.  Any Part removed from any Engine as
               ------------------------
provided in Section 4.03(a) may be subjected by the Borrower (or a Permitted Lessee) to a pooling or parts leasing agreement or arrangement of a type customary in the airline industry entered into in the ordinary course of the Borrower's (or such Permitted Lessee's) business, provided the part replacing such removed Part shall be incorporated or installed in or attached to such Engine in accordance with Sections 4.03(a) and 4.03(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to any Engine in accordance with Section 4.03(a) may be owned by another airline or vendor as customary in the airline industry, subject to a pooling or parts leasing arrangement, provided that the Borrower (or a Permitted Lessee), at its expense
             --------
as promptly thereafter as reasonably practicable, either (i) causes title to such temporary replacement part to become subject to the Lien of this Agreement, free and clear of all Liens except Permitted Liens, at which time such temporary replacement part shall become a Part or (ii) replaces such temporary replacement part by incorporating or installing in or attaching to such Engine a further replacement Part owned by the Borrower (or such Permitted Lessee) free and clear of all Liens except Permitted Liens and which meets the requirements of Section 4.03(a) and which shall become subject to the Lien of this Agreement in accordance with Section 4.03(b).

          (d) Alterations, Modifications and Additions.  The Borrower, at its
              ----------------------------------------
own expense, shall make (or cause to be made) alterations and modifications in and additions to any Engine as may be required to be made from time to time by Applicable Law or in order to maintain the insurance required under Section 4.05 regardless of upon whom such requirements are, by their terms, nominally imposed; provided, that the Borrower may, in good faith and with due diligence
         --------
and by appropriate procedure, contest the validity or application of any such standard in any reasonable manner which does not adversely affect in a non de minimis way the first priority Lien of this Agreement and does not involve any non-de minimis risk of sale, forfeiture or loss of any Engine or the first priority Lien of this Agreement, any in a non de minimis way risk of civil penalty or any risk of criminal liability being imposed on Lender. In addition, the Borrower (or a Permitted Lessee), at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to any Engine as the Borrower (or such Permitted Lessee) may deem desirable in the proper conduct of its business, provided further that no such alteration,
                                --------
modification or addition diminishes, the value, utility or condition of such Engine below the value, utility or condition thereof immediately prior to such alteration, modification or addition, assuming such Engine was then in the condition required to be maintained by the terms of this Agreement. Title to all Parts incorporated or installed in or attached or added to any Engine as the result of any alteration, modification or addition effected by the Borrower (or a Permitted Lessee) shall, without further act, become subject to the Lien of this Agreement; provided that the Borrower (or such Permitted Lessee) may, at
                --------
any time remove any such Part from an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Engine pursuant to the terms of
Section 4.01(d) or the first sentence of this Section 4.03(d) and (iii) such Part can be removed from such Engine without diminishing or impairing the value, condition or utility which such Engine would have had at the time of removal had such alteration, modification or addition not been effected by the Borrower (or such Permitted Lessee) assuming such Engine was otherwise maintained in the condition required by this Agreement. Upon the removal by the Borrower (or such Permitted Lessee) of any such Part as above provided and the installation of a Replacement Part as provided herein (if applicable), title thereto shall, without further act, be free and clear of all rights of the Lender and such Part shall no longer be deemed a Part hereunder. Borrower shall repair all damage to an Engine resulting from any such installation and/or removal of additions so as to restore such Engine to its condition prior to installation, ordinary wear and tear excepted assuming such Engine was in the condition and repair then required to be maintained by the terms hereof.

          (e)  Event of Loss with Respect to an Engine.  Upon the occurrence of
               ---------------------------------------
an Event of Loss with respect to an Engine, Borrower shall forthwith (and in any event within five (5) Business Days after such occurrence) give the Lender written notice of such Event of Loss and within thirty (30) days of such Event of Loss, Borrower shall give Lender written notice and of its election to perform one of the following options (it being agreed that if the Borrower shall not have given the Lender such notice of such election, the Borrower shall be deemed to have elected to perform the option identified in clause (i) below):

               (i) on a date specified by the Borrower in such notice, which date shall be a date not later than forty-five (45) days after the occurrence of such Event of Loss, prepay in whole the Loan made in respect of such Engine pursuant to Section 2.04(a) of the Loan Agreement and immediately upon such prepayment and without further act, such Engine shall thereupon be released from the Lien of this Agreement and no longer be deemed an Engine hereunder; provided that if the Borrower shall elect to perform the option referred to in clause
(ii) below and shall fail for any reason to make the replacement in accordance with such clause (ii) on or prior to the date of replacement specified therein, the Borrower, shall, on the next succeeding Business Day following the date of replacement specified therein, prepay in whole the Loan made in respect of such Engine pursuant to Section 2.04(a) of the Loan Agreement; or

               (ii) so long as no Specified Default has occurred and is continuing at the time notice is given or at the time of replacement, on a date specified by the Borrower in such notice, which date shall be a date not later than forty-five (45) days after the occurrence of such Event of Loss, substitute a Replacement Engine for such Engine and in such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act, (x) the Replacement Engine shall thereupon be deemed an Engine hereunder for all purposes hereof and become subject to the Lien of this Agreement, and (y) the replaced Engine shall thereupon be released from the Lien of this Agreement and no longer be deemed an Engine hereunder; provided that, upon the substitution of a Replacement Engine, the following conditions shall be satisfied at the Borrower's sole cost and expense and the Lender agrees to reasonably cooperate with the Borrower to the extent necessary to enable it to timely satisfy such conditions:

                     (a) the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Lender:

                         (1) a Security Agreement Supplement covering the Replacement Engine, which shall have been duly filed for recordation with the FAA;

                         (2) a full warranty bill of sale (as to title) covering the Replacement Engine, executed by the owner thereof in favor of the Borrower;

                         (3) Uniform Commercial Code financing statements covering the interest created by this Agreement as are deemed necessary or desirable by counsel for the Lender to protect the first priority security interest of the Lender in the Replacement Engine;

                         (4) an opinion of qualified FAA counsel as to the due recordation of the Security Agreement Supplement and all other documents or instruments the recordation of which is necessary to perfect and protect the first priority security interest of the Lender in the Replacement Engine; and

                         (5) evidence of compliance with the insurance provisions of Section 4.05 with respect to such Replacement Engine;

                    (b) the Borrower shall furnish (or cause to be furnished to) the Lender with an opinion, reasonably satisfactory in form and substance to the Lender, of the Borrower's counsel, which may be the Borrower's General Counsel, to the effect that such bills of sale or other documents reasonably requested by the Lender are sufficient to convey title to such Replacement Engine to the Borrower; and

                    (c) the Replacement Engine, in Lender's reasonable judgment, shall be of at least equal value, remaining useful life and utility, and in as good operating condition, as the Engine it replaces assuming such Engine had been maintained in the condition required hereunder (but in any such case, without regard to hours or cycles remaining to such Engine's next expected removal)and the Borrower shall furnish an Officer's Certificate to the Lender to such effect;

          Upon prepayment by the Borrower as set forth in clause (i) above, (x) the Lender shall, at the expense of the Borrower, execute and deliver to the Borrower such documents and instruments as the Borrower shall reasonably request to evidence (on public record or otherwise) the release of the Lender's security interest in and to the Engine subject to an Event of Loss; (y) the Lender shall, at the request and expense of the Borrower, assign to the Borrower all claims it may have against any other Person relating to an Event of Loss giving rise to such prepayment (other than those in respect of insurance maintained by the Lender pursuant to Section 4.05(f)) and (z) the Borrower shall be entitled to receive all insurance proceeds (other than those reserved to others under Section 4.05(f) hereof) and proceeds in respect of any Event of Loss giving rise to such prepayment to the extent not previously applied to the reduction of the Borrower's prepayment obligation under clause (i) above.

          Upon satisfaction of all conditions to the substitution of the replaced Engine as set forth in clause (ii) above, (x) the Lender shall, at the expense of the Borrower, execute and deliver to the Borrower such documents and instruments as the Borrower shall reasonably request to evidence (on public record or otherwise) the release of the Lender's security interest in and to the replaced Engine; (y) the Lender shall, at the request and expense of the Borrower, assign to the Borrower all claims it may have against any other Person relating to an Event of Loss giving rise to such substitution (other than those in respect of insurance maintained by the Lender pursuant to

Section 4.05(f)) and (z) the Borrower shall be entitled to receive all insurance proceeds (other than those reserved to others under Section 4.05(f) hereof) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 4.05(e)(i) and 4.04.

          Section 4.04  Requisition for Use.  In the event of a requisition for
                        -------------------
use by any government of an Engine (including the Government pursuant to the CRAF Program), the Borrower shall promptly notify the Lender of such requisition and, if the same does not constitute an Event of Loss, all of the Borrower's obligations under this Agreement shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Borrower shall have been prevented or delayed by such requisition, provided that the Borrower's obligations for the
                             --------
payment of money and under Section 4.05 (except, in the case of Section 4.05, while an assumption of liability by the government of the United States of the scope referred to in Section 4.01(c) is in effect) shall not be reduced, delayed or affected by such requisition. Any payments received by the Lender or the Borrower from such government with respect to the use of such Engine shall be paid over to, or retained by, the Borrower. In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine, the Borrower will comply with the terms of Section 4.03(e).

          Section 4.05  Insurance.
                        ---------

          (a)  Public Liability and Property Damage Insurance.  Subject to the
               ----------------------------------------------
rights of the Borrower under Section 4.05(d), the Borrower shall, without expense to the Lender, maintain or cause to be maintained in effect at all times with insurers of nationally or internationally recognized responsibility public liability insurance (including, without limitation, aircraft third party, passenger legal liability, property damage, general third party legal liability and product liability coverage but excluding manufacturer's product liability coverage) with respect to the Engines in an amount not less than the greater of
(i) the amount which Borrower may carry from time to time on other similar engines in its fleet and operated by Borrower (whether owned or leased) and (ii) the Minimum Liability Amount; provided that an agreement of the Government for
                              --------
the benefit of the Additional Insureds to insure against or indemnify for substantially the same risks to at least the same amount shall satisfy the requirements of this Section 4.05(a), provided that on or prior to the date of
                                      --------
such agreement, the Borrower shall provide an Officer's Certificate of the Borrower certifying that any such insurance or indemnity provides protection no less favorable than insurance coverage that would comply with this Section 4.05. Such insurance shall be of the type usually carried by the Borrower with respect to similar engines, and covering risks of the kind customarily insured against by the Borrower.

          During any period that an Engine is not used or in operation , the Borrower may modify the insurance required by this Section 4.05(a) to modify the amounts of public liability and property damage insurance, the scope of the risks covered and the type of insurance, in all circumstances to conform to such insurance customary in the United States airlines industry for regional air carriers similarly situated with the Borrower in respect of similar engines which are not used or in operation, and stored or hangared, except that in all instances, the amounts of coverage and scope of risk covered and the type of insurance shall be at a minimum no less favorable than the insurance as from time to time applicable to similar engines owned or leased by Borrower not used, not in operation, and stored or hangared.

          (b)  Insurance Against Loss or Damage to the Engines.  Subject to the
               -----------------------------------------------
rights of the Borrower under Section 4.05(d), the Borrower shall, without expense to the Lender, maintain or cause to be maintained in effect at all times with insurers of nationally recognized responsibility either (x) all risk, agreed value, ground and flight hull insurance, which may, except as provided below, exclude war risks and allied perils, or (y) other personal property insurance, in any such case, covering the Engines for an amount at all times (even when an Engine is not used and operated or in storage), with respect to each Engine, not less than (A) in the case of clause (x), such amounts as are customarily carried by Borrower under its hull insurance policies for similar aircraft and (B) in the case of clause (y), at any time, 110% of the principal amount of the related Loan then outstanding. Such insurance shall be of the type usually carried by the Borrower with respect to similar engines, and covering risks of the kind customarily insured against by the Borrower. If and to the extent that the Borrower or a Permitted Lessee installs an Engine on an aircraft which is being operated (A) on routes where it maintains war risk, hijacking or allied perils insurance in effect with respect to other similar owned or leased aircraft in its fleet, (B) on routes (other than routes within the United States, Canada, Mexico, Bermuda and islands other than Cuba in the Caribbean Basin) where the custom in the industry is to carry war risk insurance or (C) in any area of recognized hostilities, the Borrower or such Permitted Lessee shall maintain or cause to be maintained such insurance in effect with respect to such Engine which is installed on such aircraft in the amount at least equal to replacement value from time to time. An agreement by the Government to insure against or indemnify for substantially the same risks to at least the same amount will satisfy any of the requirements of this Section 4.05(b).

          (c)  Additional Insureds; Loss Payment.  The Borrower shall cause all
               ---------------------------------
policies of insurance carried in accordance with Section 4.05(a) to name the Additional Insureds as their respective interests may appear as additional insureds. Such policies shall provide with respect to such Additional Insureds that (i) none of their respective interests in such policies shall be invalidated by any act or omission or breach of warranty or condition contained in such policies by the Borrower or, in the case of any particular Additional Insured, any other Additional Insured; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of any such Additional Insured, shall be effective as to such Additional Insured until 30 days (or such lesser period as may be applicable in the case of any war risk coverage) after receipt by such Additional Insured of written notice from the insurers of such cancellation, lapse or change; (iii) they shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such Additional Insureds; (v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such Additional Insureds;
(vi) shall apply worldwide and have no territorial restrictions or limitations (except, in the case of war, hijacking or related perils insurance, as otherwise permitted hereunder);

and (vii) shall contain a 50/50% Clause per Lloyd's Aviation Underwriter's Association Standard Policy Form AVS 103. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and each hull policy shall provide that the exercise by the insurer of rights of subrogation derived from rights retained by the Borrower will not delay payment of any claim that would otherwise be payable but for such rights of subrogation. Each policy of insurance (except in the case of any hull policy maintained by the Borrower in respect of an aircraft to which the Engine is attached or has been removed but not yet replaced) shall name the Lender as loss payee; provided
                                                                        --------
that, so long as the insurers shall not have received written notice that an
----
Event of Default has occurred and is continuing, if insurance proceeds in the aggregate equal $2,000,000 or less, then such proceeds shall be payable to the Borrower and, notwithstanding the foregoing, any amounts up to the aggregate amount of principal of and interest accrued on the Loan outstanding from time to time (i) of any proceeds which in the aggregate exceed $2,000,000, (ii) of any proceeds in respect of a total loss or an Event of Loss or (iii) if the insurers shall have received written notice that an Event of Default has occurred and is continuing, any proceeds with respect to any single loss, shall be payable to such loss payee.

          (d)  Deductibles and Self-Insurance.  The Borrower may from time to
               ------------------------------
time self-insure, by way of deductible or premium adjustment provisions in insurance policies or otherwise, the risks required to be insured against pursuant to this Section 4.05 in such amounts as are then self-insured with respect to similar owned or leased engines in the Borrower's fleet but in no case shall such self-insurance in the aggregate exceed on an annual basis, on a per occurrence or on fleetwide basis, an amount equal to 4% of the Borrower's tangible net worth, calculated as at the end of the Borrower's immediately preceding fiscal year (but in no event to exceed $15,000,000). A deductible per occurrence that is not in excess of the prevailing standard market deductible for similar aircraft and engines shall be permitted, for each aircraft and engine in the Borrower's fleet, in addition to such self-insurance.

          (e)  Application of Insurance Proceeds.  As between the Lender and the
               ---------------------------------
Borrower, any payments received under policies of property insurance required to be maintained under Section 4.05(b) (except in the case of any hull policy maintained by the Borrower in respect of an aircraft to which the Engine is attached or has been removed but not yet replaced), shall be applied as follows:

               (i) if such payments are received with respect to loss or damage not constituting an Event of Loss with respect to an Engine, payments in the aggregate of $2,000,000 or less shall be paid over to or retained by the Borrower and, subject to Section 4.05(c), any payments which in the aggregate are greater than $2,000,000 shall be paid over to or retained by the Lender for payment to the Borrower only upon performance of its repair or replacement obligation; and

               (ii) if such payments are received with respect to an Event of Loss with respect to an Engine and the Engine is not being replaced pursuant to
Section 4.03(e), so much of
such payments as shall not exceed the amount required to be prepaid by the Borrower pursuant to Section 2.04(a) of the Loan Agreement shall, if not already paid by the Borrower, be applied in reduction of the Borrower's prepayment obligation and if such amounts shall have been paid, to reimburse the Borrower, and the balance, if any, of such payments shall be promptly paid over to or retained by the Borrower; and

               (iii) if such payments are received with respect to an Event of Loss with respect to the an Engine and the Engine is being replaced by the Borrower pursuant to clause (i) of Section 4.03(e), such payments shall be paid over to, or retained by the Borrower, provided that if the Borrower has not
                                      --------
completed such replacement, such payments shall be paid over to, or retained by, the Lender as security, and upon completion of such replacement, be paid over to or retained by the Borrower.

          (f)  Insurance for Own Account.  Nothing in this Section 4.05 shall
               -------------------------
prohibit the Lender, the Borrower or any Additional Insured from obtaining insurance with respect to the Engines for its own account (including, without limitation, in the case of the Borrower, hull insurance under the same policies maintained pursuant to this Section 4.05 in amounts in excess of those required to be maintained pursuant to this Section 4.05) and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or
         --------
otherwise adversely affect the availability of coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 4.05, it being understood that all salvage rights to the Engines shall remain with the Borrower's insurers at all times.

          (g)  Reports, etc.  Borrower will furnish to the Lender (A) on or
               ------------
prior each Funding Date, insurance certificates describing in reasonable detail the insurance maintained by Borrower as required pursuant to this Section 4.05,
(B) prior to the cancellation, lapse or expiration of the insurance policies required pursuant to this Section 4.05, evidence of renewal of such insurance policies, and (C) on or prior to each Funding Date and on or before the renewal dates of the insurance policies carried by the Borrower pursuant to this Section 4.05, a report signed by a firm of aircraft insurance brokers, not affiliated with the Borrower, appointed by the Borrower and reasonably satisfactory to the Lender, stating the opinion of such firm that all premiums in connection with the insurance then due have been paid and the insurance then carried and maintained on the Engines complies with the terms hereof and, in the case of renewal insurance, that such renewal insurance will on and after the effective date thereof so comply with the terms hereof, provided that all information
                                              --------
contained in such report shall be held confidential by the Lender, and shall not be furnished or disclosed by it to anyone except its legal counsel, insurance brokers or advisors, bona fide prospective transferees of the Lender and their respective agents (provided that they shall agree for the benefit of the
                   --------
Borrower to hold all such information similarly confidential) or as may be required by Applicable Law. The Borrower will instruct such firm to give prompt written advice to the Lender of any default in the payment of any premium and of any other act or omission on the part of the Borrower of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Engines. The Borrower will also instruct such firm to advise the Lender in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Engines pursuant to this Section 4.05 (or such lesser period as may be applicable in the case of war risk coverage).

          (h)  Right to Pay Premiums.  The Additional Insureds shall have the
               ---------------------
rights but not the obligations of an additional named insured. None of Lender and the other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each of Lender and the other Additional Insureds shall have the option, in its sole discretion, to pay any such premium in respect of the Engines that is due in respect of the coverage pursuant to this Agreement and to maintain such coverage, as Lender or the other Additional Insureds may require, until the scheduled expiry date of such insurance and, in such event, Borrower shall, upon demand, reimburse Lender and the other Additional Insureds for amounts so paid by them.

          (i)  Certain Payments Held as Security.  Any amount referred to in
               ---------------------------------
this Section 4.05 which is payable to the Borrower shall not be paid to the Borrower, or, if it has been previously paid directly to the Borrower, shall not be retained by the Borrower, if at the time of such payment a Specified Default shall have occurred and be continuing, but shall be paid to and held by the Lender as security for the Obligations, unless and until applied by Lender to Lender's obligations and at such time as there shall not be continuing any such Specified Default, to the extent such amounts have not been so applied, such amount and any gain realized as a result of Permitted Investments required to be made pursuant to Section 3.01 shall be paid over to the Lender.

          Section 4.06  Liens.  The Borrower shall not directly or indirectly
                        -----
voluntarily or involuntarily create, incur, assume or suffer to exist any Lien on or with respect to any Engine or title thereto or any interest therein or in this Agreement except (a) the respective rights of the Lender and the Borrower as provided herein and the rights of the parties to the other Operative Agreements; (b) the rights of others under agreements or arrangements to the extent expressly permitted in Sections 4.01(b) and 4.03(c); (c) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings (and for which adequate reserves have been provided if required in accordance with generally accepted accounting principles) so long as such proceedings do not involve any non-de minimis risk of the sale, forfeiture or loss of an Engine or the Lien of this Agreement or any risk of criminal liability or any material risk of civil penalty against Lender; (d) Liens of suppliers, mechanics, workers, repairers, employees, airport operators, air traffic control authorities or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for which adequate reserves have been provided if required in accordance with generally accepted accounting principles) by appropriate proceedings, so long as such proceedings do not involve a non-de minimis risk of the sale, forfeiture or loss of an Engine or the first priority Lien of this Agreement or any risk of criminal liability or any material risk of civil penalty against Lender; (e) Liens arising out of judgments or awards against the Borrower so long as there shall be in effect with respect to which a stay of execution; (f) salvage and similar rights of insurers under policies of insurance maintained with respect to the Engines; (h) Liens with respect to which the Borrower (or any Permitted Lessee) has provided a bond or other security adequate in the good faith opinion of the Lender; and (i) any Lien which may be created pursuant to the Chattel Mortgage and Security Agreement between the Borrower and American Airlines, Inc. dated as of April 25, 1996, provided any such Lien shall only constitute a "Permitted Lien" to the extent it is waived by the American Airlines, Inc. on or prior to January 31, 2000. Liens described in clauses (a) through (i) above are referred to herein as "Permitted Liens." The Borrower shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

          Section 4.07  Recordation and Further Assurances.
                        ----------------------------------

          (a)  Recordation of this Agreement.  The Borrower shall cause this
               -----------------------------
Agreement, any Security Agreement Supplements, and any and all additional instruments which shall be executed pursuant to the terms hereof to be kept, filed and recorded and to be re-executed, refiled and re-recorded at all times with the FAA or other Aeronautical Authority to the extent required to perfect and preserve the first priority security interest of the Lender in the Engines and/or as Lender shall reasonably request.

          (b)  Further Assurances.  The Borrower and the Lender will each
               ------------------
promptly and duly execute and deliver to the other such further documents and assurances and take such further action as the other may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Lender and the Borrower hereunder, including, without limitation, if requested by the Lender or the Borrower, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting any replacement or substituted engine to this Agreement and the recording or filing of counterparts hereof, or of financing statements with respect hereto; provided, however, the Lender will not be required to take any
                --------  -------
action under this Section 4.07(b) to the extent such action would be inconsistent with the terms of this Agreement or impose any additional liability on Lender hereunder or under any other Operative Agreement.

          (c)  Engine Warranty.  The Borrower shall use commercially reasonable
               ---------------
efforts to obtain the consent of the Engine Manufacturer to the collateral assignment of the Borrower's right, title and interest in, to and under the Engine Warranty to the Lender pursuant to the Granting Clauses hereof. If such consent is obtained, the Borrower shall send an executed original of such consent to the Lender promptly after execution thereof.


                                  ARTICLE 5.
                          EVENTS OF DEFAULT; REMEDIES

          Section 5.01  Events of Default.  The occurrence of any Event of
                        -----------------
Default under the Loan Agreement shall constitute an Event of Default hereunder.

          Section 5.02  Remedies.  Upon the occurrence of any Event of Default
                        --------
and at any time thereafter so long as the same shall be continuing, the Lender may, at its option, declare this Agreement to be in default by a notice to the Borrower (provided that this Agreement shall be deemed to have been declared in
          --------
default without the necessity of such notice upon the occurrence of any Event of Default described in paragraph (f), (g) or (h) of Section 8.01 of the Loan Agreement); and at any time thereafter unless the Borrower shall have remedied all outstanding Events of Default prior to the Lender having (w) accelerated the Loans pursuant to Section 9.01 of the Loan Agreement, (x) taken any action to physically repossess the Engines, or (y) incurred any obligation or commitment to a third party or otherwise irreversibly changed its position in reliance upon the occurrence and continuation of such Event of Default, the Lender may do, and the Borrower shall comply with, one or more of the following with respect to all or any part of the Engines, as the Lender in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, Applicable Law then in effect and without any way affecting any rights which the Borrower may have under Applicable Law (except as otherwise waived or limited (to extent permitted by Applicable Law) hereunder or under any other Operative Agreement); provided that during any period an Engine is
                            --------
installed on an aircraft which is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 4.01(b) and in the possession of the United States government or an instrumentality or agency thereof, the Lender shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit the Borrower's control under this Agreement (or any Permitted Lessee's control under any Permitted Lease permitted by the terms of this Agreement) of any of the Engines, unless at least 60 days' (or such lesser period, if any, as may then be applicable under the Military Airlift Command Program of the United States Government) notice of default hereunder shall have been given by the Lender by registered or certified mail to the Borrower (or any Permitted Lessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Borrower (or any Permitted Lessee) relating to the aircraft on which an Engine is then installed:

          (a) cause the Borrower, upon the written demand of the Lender, at the Borrower's expense, to deliver promptly, and the Borrower shall deliver promptly, all or such part of the Engines (together with all records, logs, manuals, data, and inspection, modification and overhaul records and other documents maintained with respect thereto or pertaining thereto, but only to the extent any such records and other items are required to be maintained by Applicable Law ("Required Records")) as the Lender may so demand to the Borrower or its order, or the Lender, at its option, may enter upon the premises where all or any part of the Engines (or any such Required Records) is located and take immediate possession (to the exclusion of the Borrower and all Persons claiming under or through the Borrower) of and remove any and all Engines, all without liability accruing to the Lender for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise;

          (b) sell all or any part of the Engines at public or private sale, whether or not the Lender shall at the time have possession thereof, as the Lender may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Engines as the Lender, in its sole discretion, may determine (and in connection therewith, Lender may use Borrower's premises for storage pending lease or sale or for holding a sale without liability for rent or costs or any other matter whatsoever for a period not to exceed sixty (60) days following the date that the Lender takes actual possession of the Engines after the occurrence of an Event of Default), all free and clear of any rights or claims of whatsoever kind of the Borrower;

          (c) apply to any court having jurisdiction to appoint a receiver or receivers for the Engines, such receivers to have all the powers and rights of the Lender as provided herein and by applicable law and all the normal power and rights of receivers in like circumstances (including the right to sell, lease, dispose of, repair, improve or modify any of the Engines) until the sale of all the Engines or sooner termination of any such receivership; or

          (d) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction where the Engine is located) and under any other applicable law.

          Upon every taking of possession of any part of the Engines under this
Section 4.02, to the extent permitted by Applicable Law, the Lender may, from time to time, at the expense of the Borrower, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of any of the Engines, as it may reasonably deem proper. In each such case, the Lender shall have the right to maintain, use, operate, store, lease, control or manage all or any part of the Engines and to exercise all rights and powers of the Borrower in relation to any part of the Engines in connection therewith, as the Lender shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of any and all of the Engines as the Lender may determine; and the Lender shall be entitled to collect and receive directly all tolls, rents, revenues, income, and profits of all or any part of the Engines, without prejudice, however, to the right of the Lender under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, the Agreement hereunder. Such tolls, rents, revenues, income, and profits may be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of all or any part of the Engines, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Lender may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon any or all of the Engines (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Borrower), and all other payments which the Lender may be required or authorized to make under any provision of this Agreement, as well as just and reasonable compensation for the services of all Persons (other than the Lender's employees) properly engaged and employed by the Lender.

          In addition, the Borrower shall be liable for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Lender's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of the Engines (or any Required Records) in accordance with the terms hereof and under the Uniform Commercial Code of the State of New York, which amounts shall, until paid, be secured by the Lien of this Agreement.

          If an Event of Default shall have occurred and be continuing, at the request of the Lender, the Borrower shall promptly execute and deliver to the Lender such instruments of title and other documents as the Lender may deem necessary or advisable to enable the Lender or an agent or representative designated by the Lender, at such time or times and place or places as the Lender may specify, to obtain possession of any or all of the Engines. If the Borrower shall for any reason fail to execute and deliver such instruments and documents after such request by the Lender, the Lender may obtain a judgment conferring on the Lender the right to immediate possession and requiring the Borrower to execute and deliver such instruments and documents to the Lender, to the entry of which judgment the Borrower hereby specifically consents to the fullest extent it may lawfully do so.

          The Lender shall give the Borrower at least five (5) Business Days prior written notice of any public sale or of the date on or after which any private sale will be held, which notice the Borrower hereby agrees is reasonable notice.

          Section 5.03  Application of Proceeds.  Except as may otherwise be
                        -----------------------
required by Applicable Law, any moneys or property actually received by the Lender pursuant to the exercise of any rights or remedies referred to in this
Article 5 shall (subject to the determination of the Lender as to use of such moneys and property in connection with the exercise of such rights or remedies and as to the manner of such exercise) be applied in accordance with Section 9.01(d) of the Loan Agreement.

          Section 5.04  Lender May Purchase.  At any public sale under this
                        -------------------
Article 5, the Lender or its nominee may bid for and purchase the property offered for sale, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor, except as otherwise required by Applicable Law. The Lender need not be present at such sale. For the purpose of making payment for the Subject Collateral or any part thereof so purchased, any claim for any amounts owing under the Note, the Loan Agreement or hereunder or under any other Obligation owed by the Borrower to the Lender may be used by the Lender as a credit against the purchase price.

                                  ARTICLE 6.
                                 MISCELLANEOUS

          Section 6.01  Notices.  All notices or other communications pursuant
                        -------
hereto shall be in writing and shall be given as provided in Section 11.01 of the Loan Agreement.

          Section 6.02  Waiver.  To the extent permitted by Applicable Law, no
                        ------
failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          Section 6.03  Amendments.  Neither this Agreement nor any of the terms
                        ----------
hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Lender and the Borrower.

          Section 6.04  Successors and Assigns.  This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns. The Borrower shall not assign or transfer its rights under this Agreement without the prior written consent of the Borrower.

          Section 6.05  Survival of Representations, Warranties and Covenants.
                        -----------------------------------------------------
All representations, warranties and covenants made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

          Section 6.06  Severability.  To the extent permitted by Applicable
                        ------------
Law, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 6.07  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

          Section 6.08  Setoff.  Whenever an Event of Default shall have
                        ------
occurred and be continuing, Borrower hereby irrevocably authorizes Lender to set off the Obligations under this Agreement and the other Operative Agreements or otherwise owed to Lender against all deposits and credits of Borrower with, and any and all claims of Borrower against, Lender (excluding any amounts held by the Lender (or held by the any Affiliate thereof) pursuant to Lease Agreement [587ML]).

          Section 6.09  GOVERNING LAW.
                        -------------

           (a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF

CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

           (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT; PROVIDED, HOWEVER, TO THE
                                                     --------  -------
EXTENT PERMITTED BY APPLICABLE LAW, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION IN ORDER TO REALIZE ON THE ENGINES OR ANY OTHER COLLATERAL OR ANY OTHER SECURITY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER, AND BORROWER EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS.

           (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES THAT THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 11.01 OF THE LOAN AGREEMENT. EACH PARTY HERETO AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 6.09(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

           (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

           (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM

OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          IN WITNESS WHEREOF, the Lender and the Borrower have each caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.


                              MIDWAY AIRLINES CORPORATION, as Borrower


                              By:  /s/ Jonathan S. Waller
                                   ----------------------
                                   Name:  Jonathan S. Waller
                                   Title: Senior Vice President
                                            General Counsel


          :                   FLEET CAPITAL CORPORATION, as Lender


                              By:  /s/ Edward W. O'Brien
                                   ---------------------
                                   Name:  Edward W. O'Brien
                                   Title: Vice President

                                                                   Schedule I to
                                                       Engine Security Agreement
                                                       -------------------------


        Each aircraft engine listed below shall constitute an "Engine" as such term is defined in the Security Agreement:



                                    ENGINES
                                    -------

     Manufacturer             Manufacturer's Model     Manufacturer's Serial No.
     ------------             --------------------     -------------------------

General Electric Company            CF34-3B1                  GE-E-872554



Each Engine is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower.

                                  APPENDIX A

                                  DEFINITIONS

GENERAL PROVISIONS

          The following terms shall have the following meanings for all purposes of the Operative Agreements (as defined below), unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Appendix and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

          Unless the context otherwise requires, (i) references to agreements shall be deemed to mean such agreements as amended and supplemented from time to time, and any agreement, instrument or document entered into in substitution or replacement therefor, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

     "Additional Insureds" means the Lender.
      -------------------

     "Aeronautical Authority" means as of any time of determination, the FAA or
      ----------------------
other governmental authority having jurisdiction over the Engines under the laws of the country in which the airframe (on which an Engine is installed) is then registered.

     "Affiliate" means, with respect to any Person, any other Person directly or
      ---------
indirectly controlling 50% or more of any class of voting securities of such Person or otherwise controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

     "After Tax Basis" means a basis such that any payment to be received or
      ---------------
deemed to be received by a Person shall be supplemented by a payment to such Person so that the sum of such payments, after deduction of all taxes (taking into account any related credits or deductions) resulting from the actual or constructive receipt or accrual of such payments, shall be equal to the payment to be received.

     "Applicable Law" means all applicable laws, treaties, judgments, decrees,
      --------------
injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

     "Applicable Rate" shall mean, (i) with respect to Loan A the rate per annum
      ---------------
set forth in Section 2.03(a)(i) of the Loan Agreement; and (ii) with respect to Loan B, the rate established one (1) Business Day prior to the second Funding Date, equal to the sum of (x), the four (4) year U.S.

Treasury Constant Maturities as shown in the Federal Reserve Statistical Release
H.15 as of such date plus (y) 2.95%.

     "Average Life Date" means, for either Note, the date which follows the
      -----------------
prepayment date by a period equal to the Remaining Weighted Average Life of such Note.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended, and
      ---------------
any successor thereto.

     "Borrower" means Midway Airlines Corporation, a Delaware corporation, and
      --------
its successors and permitted assigns.

     "Borrower Documents" means the Operative Agreements to which the Borrower
      ------------------
is a party.

     "Business Day" means any day other than a Saturday or Sunday or other day
      ------------
on which commercial banks are authorized or required by law to close in New York City, Charlotte, North Carolina or Providence, Rhode Island.

     "Citizen of the United States" means a citizen of the United States as
      ----------------------------
defined in (S)40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

     "Code" means the United States Federal Internal Revenue Code of 1986, as
      ----
amended from time to time, or any similar legislation of the United States enacted to supersede, amend, or supplement such Code (and any reference to a provision of the Code shall refer to any successor provision(s), however designated).

     "Collateral" means all property which at the time of any determination is
      ----------
subject to a Lien in favor of Lender granted by Borrower under the Security Agreement or under any other Operative Agreements, including, but not limited to, the Engines.

     "CRAF Program" has the meaning specified in Section 4.01(b)(vii) of the
      ------------
Security Agreement.

     "Default" means any event or condition which, with the lapse of time or the
      -------
giving of notice, or both, would constitute an Event of Default.

     "Dollars", "Dollar" and "$" means dollars in lawful currency of the United
      -------    ------       -
States.

     "Engine" means (A) each of the two General Electric CF34-3B1 Series 200
      ------
aircraft engines, identified by manufacturer's serial number in such Security Agreement Supplements executed and delivered from time to time pursuant to the Security Agreement, so long as a Replacement Engine shall not have been substituted therefor pursuant to Section 4.03(e) of the Security Agreement, and
(B) a Replacement Engine, so long as another Replacement Engine shall not have been substituted therefor pursuant to Section 4.03(e) of the Security Agreement, whether or not such engine or

Replacement Engine, as the case may be, is from time to time installed on any aircraft, and including in each case all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title to such Parts remains subject to the Lien of the Security Agreement under the terms of Section 4.03 of the Security Agreement. The term "Engines" means, as of any
                                                     -------
date of determination, the two engines each of which is an Engine on that date.

     "Engine Manufacturer" means General Electric Company, a New York
      -------------------
corporation.

     "Engine Manufacturer's Consent" means the Consent and Agreement of the
      -----------------------------
Engine Manufacturer to the assignment of portions of the Engine Warranty pursuant to Section 2.01 of the Security Agreement.

     "Engine Warranty" means the General Terms Agreement No. CF34-0897-065 in
      ---------------
respect of the Engines provided to the Borrower by the Engine Manufacturer.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any
      -----
regulations and rulings issued thereunder all as amended and in effect from time to time.

     "ERISA Plan" means, individually or collectively, an employee benefit plan,
      ----------
as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or any applicable regulation thereunder or a plan or individual retirement account which is subject to Section 4975(c) of the Code;

     "Event of Default" has the meaning given to such term in Section 8.01 of
      ----------------
the Loan Agreement.

     "Event of Loss" means any of the following events with respect to an
      -------------
Engine:

          (i) any theft, hijacking or disappearance of such property for a period of 15 consecutive days (provided that, so long as Borrower shall be diligently pursuing recovery of such property, such period shall be extended to 45 consecutive days) or more;

          (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

          (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

          (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by the Government or any foreign government or purported government (or in the case of any such condemnation, confiscation, seizure or requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of (A) in the case of any condemnation, confiscation, seizure or requisition of use, 180 consecutive days or (B) in the case of any condemnation, confiscation or seizure of, or requisition of title, 15 consecutive days;

          (v) as a result of any law, rule, regulation, order or other action by the Aeronautical Authority, the use of the Engines in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all General Electric CF34-3B1 Series 200 aircraft engines for a period of 180 consecutive days, unless the Borrower, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Engines and shall within 12 months have conformed at least one General Electric CF34-3B1 Series 200 aircraft engine (but not necessarily an Engine) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Engines in a non-discriminatory manner; and

          (vi) the requisition or taking of use thereof by any government, and any divestiture of title or ownership deemed to be an Event of Loss with respect to an Engine under Section 4.01(b)(iii) or 4.01(b)(vi) of the Security Agreement.

The date of such Event of Loss shall be (aa) the 16/th/ day following loss of such property or its use due to theft or disappearance or the 46/th/ day following such loss if such period shall have been extended; (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 181/st/ day following condemnation, confiscation, seizure or requisition of title to such property by the Government or a foreign government referred to in clause
(iv) above (or the 16/th/ day in the case of appropriation of title); and (ee) the last day of the applicable period referred to in clause (v) above.

     "Expenses" has the meaning given to such term in Section 7.01(a) of the
      --------
Loan Agreement.

     "Federal Aviation Administration" or "FAA" means the United States Federal
      --------------------------------     ---
Aviation Administration and any successor agency or agencies thereto.

     "Funding Date" means, in respect of each Loan, the Business Day on which
      ------------
the relevant Loan is, or is to be, advanced by the Lender to the Borrower;

     "Government" means the United States of America or an agency or
      ----------
instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

     "Indemnitee" means Lender and each Affiliate, officer, director, employee,
      ----------
agent, servant, successor and permitted assigns of Lender.

     "Lease Agreement [N587ML]" means the Lease Agreement [N587ML] dated as of
      ------------------------
December 30, 1999, between Fleet National Bank, as Lessor and the Borrower, as Lessee.

     "Lender" means Fleet Capital Corporation, a Rhode Island corporation, and
      ------
its successors and permitted assigns.

     "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease,
      ----
security interest, claim, or other similar interest of any nature whatsoever.

     "Loan" means the aggregate unpaid principal balance at any time of the
      ----
amounts advanced by the Lender to the Borrower pursuant to the Loan Agreement, whether as Loan A or Loan B.

     "Loan A" has the meaning specified in Section 2.01(a)(i) of the Loan
      ------
Agreement.

     "Loan A Engine" means the Engine to be financed by the proceeds of Loan A.
      -------------

     "Loan Agreement" means the Loan Agreement, dated as of December 30, 1999,
      --------------
between the Borrower and the Lender.

     "Loan B" has the meaning specified in Section 2.01(a)(ii) of the Loan
      ------
Agreement.

     "Loan B Engine" means the Engine to be financed by the proceeds of Loan B.
      -------------

     "Make-Whole Premium" means with respect to the prepayment of any Note (x)
      ------------------
except in the case of any prepayment pursuant to Section 2.04(a) of the Loan Agreement, until the first anniversary of the date thereof, an amount equal to 3% of the amount of the principal being prepaid and (y) otherwise, the then current rate for United States treasury securities (United States Treasury Bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the applicable Average Life Date (the "Treasury Rate"), plus 295 basis points, shall be subtracted from the sum of: (1) the United States Treasury securities rate which was used by the Lender in calculating the Applicable Rate at Note commencement, plus (2) 295 basis points. If the result is zero or a negative number, the Make-Whole Premium shall be zero. If the result is a positive number, then the remaining payments due under such Note at the time of prepayment shall be discounted to present value over the remaining term of such Note, utilizing the then current Treasury Rate plus 295 basis points. The remaining principal balance under such Note shall be subtracted from the result of the present value calculation. The resulting amount of such subtraction calculation shall be the Make-Whole Premium due Lender from Borrower. Lender and Borrower agree that any Make-Whole Premium required to be paid in connection with a Note does not constitute a penalty, but rather a reasonable calculation of the investment loss that could be sustained by Lender resulting from a prepayment of such Note. For purposes hereof, the Treasury Rate shall be the "Bid Yield" calculated by reference to the "Treasury Bonds, Notes and Bills" figures published in The Wall Street Journal on or next
                                      -----------------------
preceding the termination date.  In the event that The Wall Street Journal is
                                                   -----------------------
not published or does not publish "Treasury Bonds, Notes and Bills" figures for four consecutive business days, a comparable reference shall be selected by Lender in its reasonable discretion.)

     "Maturity Date" means the earlier of (i) with respect to each Loan, the
      -------------
date falling eighty-four (84) months after the relevant Funding Date of such Loan or (ii) the date upon which all amounts due to Lender under the Loan Agreement, the Notes and the other Operative Agreements shall have been paid or shall be payable in full in accordance with the terms thereof.

     "Minimum Liability Amount" shall mean $300,000,000.
      ------------------------

     "Note" or "Notes" means each of the secured promissory notes issued by the
      ----      -----
Borrower to the Lender from time to time pursuant to the Loan Agreement.

     "Obligations" means all indebtedness, liabilities, fees, indemnities and
      -----------
obligations of Borrower and any other Person to Lender arising under or relating to the Operative Agreements, including, but not limited to, repayment of the principal of the Loan and payment of interest thereon.

     "Officer's Certificate" means as to any company a certificate signed by a
      ---------------------
Responsible Officer of such company.

     "Operative Agreements" means the Loan Agreement, the Notes, the Security
      --------------------
Agreement and the Security Agreement Supplements.

     "Parts" means any and all appliances, parts, instruments, components,
      -----
appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than complete Engines and temporary replacement parts as provided in Section 4.03(a) of the Security Agreement) which may from time to time be incorporated or installed in or attached to any Engine, exclusive of any items leased by the Borrower from third parties and not required in the operation of any Engine.

     "Past Due Rate" means a rate equal to the rate per annum announced from
      -------------
time to time by Citibank, N.A. as its prime rate plus three percent (3%) per annum.

     "Payment Date" means, with respect to each Loan, each date listed under the
      ------------
heading "Payment Date" in Schedule I to the relevant Note.

     "Permitted Air Carrier" means (a) any Section 1110 Person and (b) any
      ---------------------
foreign air carrier that is principally based in any foreign country listed on Exhibit B to the Security Agreement, except those that do not maintain normal diplomatic relations with the United States.

     "Permitted Investments" means (a) direct obligations of the United States
      ---------------------
of America or any agency or instrumentality thereof, (b) obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, (c) any mutual fund the portfolio of which is limited to obligations of the type described in clauses (a) and (b), (d) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company, or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof, having a combined capital and surplus of at least $100,000,000 and having a rating of "A" or better from the Keefe Bank Watch Service. Unless otherwise specified in writing by the Lender, all such Permitted Investments shall mature not later than 30 days from the date of purchase.

     "Permitted Lease" means any lease agreement between the Borrower and a
      ---------------
Permitted Lessee as permitted by Section 4.01(b) of the Security Agreement.

     "Permitted Lessee" means (a) any Permitted Air Carrier, (b) any airframe or
      ----------------
engine manufacturer, or Affiliate of such a manufacturer, who is domiciled in the United States of America or a country listed on Exhibit B to the Security Agreement or (c) the United States of America or any instrumentality or agency thereof.

     "Permitted Lien" has the meaning given to such term in Section 4.06 of the
      --------------
Security Agreement.

     "Person" means any individual, sole proprietorship, partnership, joint
      ------
venture, joint stock company, trust, unincorporated organization, association, corporation, institution, limited liability company or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof) or other entity of whatever nature.

     "Remaining Weighted Average Life" means on a given date with respect to any
      -------------------------------
Note the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Note by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Note.

     "Replacement Engine" means a General Electric CF34-3B1 Series 200 engine
      ------------------
(or engine of the same manufacturer of a comparable or an improved model) which replaces an Engine pursuant to Section 4.03(e) of the Security Agreement and which shall have become subject to the Lien of the Security Agreement pursuant to Section 4.03(e) thereof.

     "Responsible Officer" means, with respect to any party, any Vice President
      -------------------
or other corporate officer of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

     "Section 1110" means 11 U.S.C. (S) 1110 or any successor or analogous
      -------------
section of the federal bankruptcy law in effect from time to time.

     "Section 1110 Person" means a Citizen of the United States who is an air
      -------------------
carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals.

     "Security Agreement" means the Engine Security Agreement, dated as of
      ------------------
December 30, 1999, between the Borrower and the Lender.

     "Security Agreement Supplement" means any supplement to the Security
      -----------------------------
Agreement, substantially in the form of Exhibit A to the Security Agreement, entered into between the Borrower and the Lender for the purpose of identifying the Engines (or a Replacement Engine) by manufacturer's serial numbers and subjecting the Engines (or a Replacement Engine) to the Lien of the Security Agreement, including any amendment thereto entered into subsequent to the first Funding Date.

     "Specified Default" means (a) an event or condition described in Section
      -----------------
8.01(a), (f), (g) or (h) of the Loan Agreement that, after the giving of notice or lapse of time, or both, would become an Event of Default, or (b) any Event of Default.

     "Tax" or "Taxes" means all license, recording, documentary, registration
      ---      -----
and other fees and all taxes (including, without limitation, income, gross receipts, sales, rental, use, value added, property (tangible and intangible), ad valorem, excise and stamp taxes), fees, levies, imposts, recording duties,
-- -------
duties, charges, assessments or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon.

     "Transaction Costs" means those costs and expenses set forth in Section
      -----------------
10.01(a) of the Loan Agreement.

     "Transportation Code" means Title 49 of the United States Code, subtitle
      -------------------
VII, as amended and in effect on the date of the Loan Agreement or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

     "Uniform Commercial Code" means the Uniform Commercial Code as in effect
      -----------------------
from time to time in any relevant jurisdiction.

     "United States", "U.S." or "US" means the United States of America.
      -------------    ----      --

                                                                    Exhibit A to
                                                       Engine Security Agreement
                                                       -------------------------

                     ENGINE SECURITY AGREEMENT SUPPLEMENT
                     ------------------------------------

          This ENGINE SECURITY AGREEMENT SUPPLEMENT, dated as of December ___, 1999 (this "Security Agreement Supplement"), is between MIDWAY AIRLINES CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Borrower") and FLEET CAPITAL CORPORATION, a Rhode Island corporation (together with its successors and permitted assigns, the "Lender").

          WHEREAS, the Borrower and the Lender have entered into the Engine Security Agreement dated as of December 30, 1999 (the "Security Agreement"), covering two (2) General Electric model CF34-3B1 aircraft engines bearing manufacturer's serial numbers GE-E-_____ and GE-E-_____, each of which is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower (collectively, the "Engines") (terms used in this Security Agreement Supplement having the meanings assigned thereto in the Security Agreement).

          WHEREAS, the Security Agreement has been duly recorded with the FAA on _______________, as Conveyance Number ________________ pursuant to the Transportation Code;

          WHEREAS, this Security Agreement Supplement relates to the engine(s) and/or lease(s) described in Schedule I hereto; and

          WHEREAS, the Security Agreement provides for the execution and delivery from time to time of Security Agreement Supplements, each substantially in the form hereof, for the purpose of subjecting an aircraft engine to the Lien of the Security Agreement.

          NOW, THEREFORE, as security for the payment and performance of the Obligations (whether as scheduled, upon acceleration or otherwise, including, without limitation, all indebtedness, liabilities, fees, indemnities and obligations of Borrower and any other Person to Lender arising under or relating to the Operative Agreements, including, but not limited to, repayment of the principal of the Loan and payment of interest thereon and of all costs of collection and enforcement of the Obligations, the Borrower hereby mortgages, pledges and assigns to the Lender, and hereby creates in and grants to the Lender a continuing security interest in, but none of its obligations or liabilities respecting, all of the Borrower's right, title and interest in and to the property described in Schedule I to this Security Agreement Supplement.

          This Security Agreement Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof; and the Security Agreement is hereby incorporated by reference herein to the same extent as if fully set forth herein and is hereby ratified, approved and confirmed in all respects.

          IN WITNESS WHEREOF, the Lender and the Borrower have each caused this Security Agreement Supplement to be duly executed by their authorized officers as of the day and year first above written.


                         MIDWAY AIRLINE CORPORATION, as Borrower


                         By:  __________________________________________
                              Name:
                              Title:



                         FLEET CAPITAL CORPORATION, as Lender


                         By:  __________________________________________
                              Name:
                              Title:

                                                                    Exhibit B to
                                                       Engine Security Agreement
                                                       -------------------------


       List of Countries - Permitted for Re-Registration and Subleasing
       ----------------------------------------------------------------

Argentina                  Italy
Australia                  Japan
Austria                    Luxembourg
Belgium                    Mexico
Canada                     Netherlands
Denmark                    New Zealand
Finland                    Norway
France                     Portugal
Germany                    Spain
Iceland                    Sweden
Ireland                    Switzerland
                           United Kingdom